Exhibit 10.3

AMENDMENT NO. 5 TO REVOLVING CREDIT AGREEMENT

THIS AMENDMENT NO. 5 TO REVOLVING CREDIT AGREEMENT, dated as of August 8, 2007, amends the Revolving Credit Agreement dated as of November 8, 2005, as amended by Amendment No. 1 to Revolving Credit Agreement dated as of March 28, 2006, by Amendment No. 2 to Revolving Credit Agreement dated as of May 11, 2006, by Amendment No. 3 to Revolving Credit Agreement dated as of November 7, 2006 and by Amendment No. 4 to Revolving Credit Agreement dated as of July 31, 2007 (as so amended, the “Credit Agreement”), between Centennial Bank Holdings, Inc., a Delaware corporation (the “Borrower”), and U.S. Bank National Association (the “Lender”).

RECITAL

The Borrower and the Lender desire to amend the Credit Agreement as provided below.

AGREEMENTS

In consideration of the promises and agreements contained in the Credit Agreement, as amended hereby, the Borrower and the Lender agree as follows:

1. Definitions and References. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Credit Agreement. Upon the execution and delivery of this Amendment No. 5 to Revolving Credit Agreement (“Amendment No. 5”)

by the Borrower and the Lender, each reference to the Credit Agreement contained in the Credit Agreement, the Note, the Pledge Agreement or any other document relating thereto means the Credit Agreement as amended by this Amendment No. 5.

2. Amendment to Credit Agreement. Subsection 5.4(f) of the Credit Agreement is amended to read as follows:

(f) Return on Average Assets. Borrower’s consolidated net income shall be at least eighty-five hundredths of one percent (0.85%) of its average assets, calculated on an annualized basis as at the last day of each fiscal quarter of Borrower; provided, however, that for purposes of determining return on average assets, customary and reasonable, non-recurring expenses and charges incurred by Borrower in connection with a permitted acquisition or public offering under Sections 5.1 and 5.6 hereof shall be excluded; provided further, however, that with respect to the fiscal quarter of the Borrower ending June 30, 2007, (i) the net after tax effect of the addition to the Borrower’s reserve for loan losses of $11,555,000 made during such fiscal quarter and

(ii) the net after tax expense of $4,000,000 incurred in connection with the settlement of the “Barnes action” referred to in Borrower’s 10-Q for the fiscal quarter ended March 31, 2007 filed with the U.S. Securities and Exchange Commission, shall both be disregarded in calculating the Borrower’s consolidated net income.

3. Representations and Warranties; No Default.

(a) The execution and delivery of this Amendment No. 5 has been duly authorized by all necessary corporate action on the part of the Borrower and does not violate or result in a default under the Borrower’s Articles of Incorporation or By-Laws, any applicable law or governmental regulation or any material agreement to which the Borrower is a party or by which it is bound.

(b) The representations and warranties of the Borrower in the Credit Agreement, as amended hereby, are true and correct in all material respects and, after giving effect to the amendments contained herein, no Event of Default or Unmatured Event of Default exists.

4. Costs and Expenses. The Borrower agrees to pay to Lender all costs and expenses (including reasonable attorneys’ fees) paid or incurred by Lender in connection with the negotiation, execution and delivery of this Amendment No. 5.

5. Full Force and Effect. The Credit Agreement, as amended by this Amendment No. 5, remains in full force and effect.

CENTENNIAL BANK HOLDINGS, INC.

BY	/s/ Paul W. Taylor
Paul Taylor, Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION

BY	/s/ Timothy P. Franzen
Timothy P. Franzen, Assistant Vice President

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